SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A#1


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                           Date of Report: May 8, 1996


                                   IMSCO, INC.
             (Exact name of registrant as specified in its charter)

                                  MASSACHUSETTS
                            (State of incorporation)

     0-24520                                           04-3021770
(Commission File Number)                          (IRS Employer ID Number)


              40 Bayfield Drive, North Andover, Massachusetts 01845
                    (Address of principal executive offices)


        Registrant's telephone number, including area code:(508)689-2080



































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Item 4. Changes in Registrant's Certifying Accountant.
- ------------------------------------------------------

     On March 25, 1996, IMSCO, Inc. was advised that a principal of the independent certified public accounting firm, David Miller, Certified Public Accountant, which had been IMSCO, Inc.'s auditor for the last two years, had recently acquired IMSCO, Inc.'s common stock and was recently approached in l996 to consider being Chief Financial Officer of IMSCO, Inc. This purchase of common stock was recently made since the date of David Miller's last audit of the registrant for fiscal l994 and the rendering of his accountant's report at that time. Accordingly, because of such new interest in the equity securities of IMSCO, Inc., the accounting firm would no longer be independent within the definition of the SEC's rules and regulations, and consequently the accounting firm could not provide IMSCO, Inc. with independent audited financial statements for the year ended December 31, 1995 which are necessary for the preparation of IMSCO, Inc.'s Form 10-KSB for the year ended December 31, 1995. IMSCO, Inc. subsequently engaged a new independent auditor, Gordon, Harrington & Osborn, P.C., located at 30 Massachusetts Avenue, North Andover, Massachusetts 01845, to prepare IMSCO, Inc.'s audited financial statements for fiscal 1995.

     The accountant's report for the last two fiscal years which have previously been filed with the Commission contained a going concern qualification. During the registrant's two most recent fiscal years and any subsequent interim period preceding such resignation by David Miller, there were no disagreements by the registrant with the former accountant, David Miller, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 7. Exhibits.
- -----------------

Attached as Exhibit 7.1 hereto is a letter from the former accountant, David Miller, wherein he confirms that the accountant's report for the prior two fiscal years contained a going concern qualification, and that during the scope of audit work for the registrant's two most recent fiscal years and any subsequent interim period preceding his resignation, his firm was not in disagreement with the registrant on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


IMSCO, INC., a Massachusetts corporation

By: /s/ Sol L. Berg
   -----------------------
   Sol L. Berg, President


Date: March 8, 1996